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                             EXHIBIT 11

             Statement Regarding Computation of Per Share Earnings
                     For the Quarter Ended June 30, 1996


COMPUTATION OF EARNINGS PER SHARE

Shares outstanding giving effect to the merger
and stock split                                          2,900,750

Conversion of Series A Preferred Stock                   2,500,000

Impact of options and warrants using the
treasury stock method                                      799,436

Shares issued in offering to retire debt                   836,320
                                                         ---------
Weighted average shares outstanding                      7,036,507
                                                         ---------
                                                         ---------

Net income for the quarter ended June 30, 1996             669,000

Pro forma reduction of interest expense on
debt retired                                               177,000
                                                         ---------
Adjusted net income                                        846,000
                                                         ---------
                                                         ---------

Pro forma net income per share                               $0.12
                                                         ---------
                                                         ---------


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                                 EXHIBIT 11

             Statement Regarding Computation of Per Share Earnings
                       For the Year Ended March 31, 1996


COMPUTATION OF EARNINGS PER SHARE

Shares outstanding giving effect to the merger
and stock split                                          2,900,750

Conversion of Series A Preferred Stock                   2,500,000

Impact of options and warrants using the
treasury stock method                                      799,436

Shares issued in offering to retire debt                   836,320
                                                         ---------
Weighted average shares outstanding                      7,036,507
                                                         ---------
                                                         ---------

Net income for the year ended March 31, 1996             1,037,000

Pro forma reduction of interest expense
on debt retired                                            707,000
                                                         ---------
Adjusted net income                                      1,744,000
                                                         ---------
                                                         ---------

Pro forma net income per share                               $0.25
                                                         ---------
                                                         ---------